PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 7, 2022)	Registration No. 333-261814

$50,000,000 Senior Secured Convertible Notes

We are offering an aggregate of up to $50,000,000 in principal amount of our senior secured convertible notes, or the “notes,” at a public offering price equal to $1,000 per $1,100 in principal amount of the notes, to an accredited investor. We also are offering by this prospectus shares of our common stock issuable from time to time upon conversion or otherwise under the notes (including shares that may be issued in payment of interest and in Installment Conversions as described below).

Each note will accrue interest at the rate of 7.875% per annum and will mature on the second anniversary of its issuance, or the “Maturity Date,” unless earlier converted or redeemed, but subject to the right of the noteholders to extend the maturity date under certain circumstances. The notes will be secured by all our existing and future assets (including those of our significant subsidiaries, other than Lucid Diagnostics Inc., or “Lucid,” and its subsidiaries), but including only 9.99% of Lucid’s outstanding common stock held by us. All amounts due under each note are convertible at any time, in whole or in part, at the noteholder’s option, into shares of our common stock at an initial fixed conversion price of $5.00, subject to certain adjustments. In addition, on the date that is six months after its issuance, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date, each of which we refer to as an “Installment Date,” we will make an amortization payment on each note in an amount equal to the initial principal balance of the note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date as described elsewhere in this prospectus supplement, plus all accrued and unpaid interest and any late charges, which total amount we refer to as an “Installment Amount.” Each amortization payment will be satisfied in shares of our common stock, subject to certain customary equity conditions (including minimum price and volume thresholds) as more fully described elsewhere in this prospectus supplement, or the “Equity Conditions,” at 100% of the Installment Amount, which we refer to as an “Installment Conversion,” or otherwise (or at our option, in whole or in part) in cash at 115% of the Installment Amount, which we refer to as an “Installment Redemption.” If we effect an Installment Conversion, we will convert all or a portion of the Installment Amount into shares of our common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect and (ii) 82.5% of the average volume weighted average price, or “VWAP,” of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii) not less than the $0.18 floor price specified in the notes (subject to adjustment), or the “Floor Price.”

We have not engaged a placement agent or underwriter and are not paying any selling commission to any party in connection with this offering, although we will pay a financial advisory fee equal to 1.8% of the gross proceeds from the offering to an independent financial advisor. Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “PAVM.” On March 30, 2022, the last reported sales price of our common stock was $1.44.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and page 4 of the accompanying base prospectus (and in the reports referenced herein and therein) for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Under the securities purchase agreement for the sale of the notes, or the “SPA,” an initial closing for $27,500,000 in principal amount of notes is expected to occur on or about April 4, 2022. Subject to certain conditions being met or waived, from time to time after such time that stockholder approval for an increase in our authorized shares is obtained but before March 31, 2024, one or more additional closings for up to the remaining principal amount of notes offered by this prospectus supplement may occur, upon five trading days’ notice by us to the investor. The aggregate principal amount of notes that may be offered in each additional closing may not be more than $22,500,000. Under the SPA, the investor will be required to purchase notes in the additional closings if such conditions are met or waived. The applicable notes will be delivered against payment therefor on each closing date.

The date of this prospectus supplement is March 31, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-261814) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $275,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of up to $50,000,000 in principal amount of the notes, including the offering price of $1,000 per $1,100 in principal amount of the notes. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

We have proprietary rights to trademarks used in this prospectus, including PAVmed™, Lucid Diagnostics™, LUCID™, Veris Health™, VERIS™, Oncodisc™, Solys Diagnostics™, SOLYS™, Caldus™, CarpX®, DisappEAR™, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, EsoCure Esophageal Ablation Device™, NextCath™, NextFlo™, PortIO™, and Innovating at the Speed of Life™. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PAVmed,” the “Company” and “we,” “us” and “our” are to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics, Inc., or “Lucid,” Solys Diagnostics Inc., or “Solys,” and Veris Health, Inc., or “Veris.” The terms “Change of Control,” “Fundamental Transaction,” “Required Holders” and “VWAP” have the meanings ascribed to them in “Description of Notes—Certain Terms” beginning on page S-30.

Our Company

We are a highly differentiated, multi-product, commercial-stage medical technology company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. In addition to activities ongoing at the parent company level, we also have ongoing operations conducted in three majority owned subsidiaries: Lucid, founded in May 2018 with the license of the technology for EsoGuard and EsoCheck from Case Western Reserve University; Veris, founded in May 2021 with the acquisition of Oncodisc, Inc and its digital health technologies; and Solys, founded in October 2019.

From inception, on June 26, 2014, through 2020, our activities were technology-focused on advancing our lead products towards regulatory approval and pre-commercialization, protecting our intellectual property, and building our corporate infrastructure and management team. Beginning in 2020 through 2021, which would be best described as transition years, our activities and efforts focused mainly on infrastructure expansion, including personnel, systems, and facilities. Additionally, our focus increasingly involved building out the commercial foundation for our lead products, EsoGuard and EsoCheck, including reimbursement with CMS and private payor engagement, sales operations, clinical services and Lucid Test Centers. For the years 2022 and beyond, our central focus will be predominantly on commercial expansion and execution, including the acceleration of EsoGuard and EsoCheck commercialization and the transition of NextFlo, EsoCure, Veris, and the next generation of CarpX from pre-commercial activities to commercial adoption.

We operate in one segment as a medical device company with four operating divisions, as follows:

●	Diagnostics. Our diagnostics products and product candidates consist of the EsoGuard Esophageal DNA Test, the EsoCheck Esophageal Cell Collection Device; and the EsoCure Esophageal Ablation Device with Caldus Technology.

●	Medical Devices. Our medical device product candidates consist of the CarpX Minimally Invasive Surgical Device for Carpal Tunnel Syndrome; the PortIO Implantable Intraosseous Vascular Access Device; and the NextFlo Highly Accurate Disposable Intravenous Infusion Platform Technology.

●	Digital Health. Our digital health product candidates consist of the Veris cancer healthcare platform and implantable intelligent vascular port combining remote monitoring and data analytics.

●	Emerging Medical Devices. Our emerging innovations product candidates consist of the NextVent single-use ventilator; the FlexMO medical circulatory support cannula; Veris Cardiac Monitor; the DisappEAR resorbable pediatric ear tube; and the Solys Noninvasive glucose monitoring.

As resources permit, we will continue to explore internal and external innovations that fulfill our project selection criteria without limiting ourselves to any target specialty or condition.

S-1

Recent Developments

Fiscal Year 2021 Financial Information

Our consolidated financial statements for the year ended December 31, 2021 are not yet available as of the date of this prospectus. However, subject to the qualifications set forth in the paragraph below, we estimate that, for the year ended December 31, 2021, our revenues were $0.5 million. For the year ended December 31, 2021, we estimate that our operating expenses were approximately $54.3 million, which included stock-based compensation expenses of $15.0 million. We further estimate that our net loss attributable to shareholders for the year ended December 31, 2021 was approximately $50.6 million, or $(0.65) per common share. We estimate that we had cash and cash equivalents of $77.3 million as of December 31, 2021.

The financial measures presented above are estimated and are subject to completion. As a result, these estimates may differ from the actual results that will be reflected in our consolidated financial statements for the year ended December 31, 2021 when the financial statements are completed. The financial measures for such period that we present above are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these projected financial measures and, accordingly, does not express an opinion or any other form of assurance on them.

Lucid Initial Public Offering

On October 14, 2021, Lucid, our majority-owned subsidiary, completed an initial public offering of its common stock under an effective registration statement on Form S-1 (SEC File No. 333-259721). In the initial public offering, Lucid sold a total of 5.0 million shares of its common stock, inclusive of 571,428 shares sold to PAVmed, at a public offering price of $14.00 per share, resulting gross proceeds of $70.0 million, before underwriting fees of $4.9 million and approximately $0.7 million of offering expenses.

Impact of COVID-19 Pandemic

Previously, in December 2019, an outbreak of a novel strain of coronavirus occurred. The coronavirus spread on a global basis to other countries, including the United States. On March 11, 2020, the United Nations World Health Organization declared a pandemic resulting from the spread of the coronavirus, with such pandemic commonly referred to by its resulting illness, COVID-19. The COVID-19 pandemic is ongoing, and we continue to monitor the ongoing impact of the COVID-19 pandemic on the United States national economy, the global economy, and our business.

The COVID-19 pandemic may have an adverse impact on our operations, supply chains and distribution systems, and on those of our contractors or our laboratory partner, and may increase our expenses, and those of our contractors and our laboratory partner, including as a result of impacts associated with preventive and precautionary measures being taken, restrictions on travel, quarantine polices, and social distancing. Such adverse impact may include, for example, the inability of our employees, and those of our contractors and our laboratory partner, to perform their work or the curtailment of their services provided to us. We expect the significance of the COVID-19 pandemic, including the extent of its effect on our consolidated financial condition and consolidated operational results and cash flows, to be dictated by the success of United States and global efforts to mitigate the spread of the coronavirus, and the impact of such efforts.

In addition, the spread of the coronavirus has disrupted the United States’ healthcare and healthcare regulatory systems which could divert healthcare resources away from, or materially delay FDA approval with respect to our products. Furthermore, our clinical trials have been and may be further affected by the COVID-19 pandemic, as site initiation and patient enrollment may be delayed, for example, due to prioritization of hospital resources toward the virus and illness response, as well as travel restrictions imposed by governments, and the inability to access clinical test sites for initiation and monitoring. The COVID-19 pandemic may have an adverse impact on the economies and financial markets of many countries, including the United States, resulting in an economic downturn that could adversely affect demand for our products and services and our products and product candidates.

Although we are continuing to monitor and assess the effects of the COVID-19 pandemic on our business, the ultimate impact of the COVID-19 pandemic (or a similar health epidemic) is highly uncertain and subject to change. Any such effect could have a materially adverse impact on our consolidated financial condition, consolidated results of operations, and consolidated cash flows.

Corporate History

We were incorporated on June 26, 2014 in the State of Delaware. Our business address is One Grand Central Place, 60 East 42nd Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.PAVmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

S-2

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-8 and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	PAVmed Inc.

Securities Offered

Notes with an initial principal amount of up to $50,000,000. We are also offering shares of our common stock issuable from time to time upon conversion or otherwise under the notes (including shares that may be issued in payment of interest and in Installment Conversions). If all interest and Installment Amounts will be paid in shares of common stock at a price equal to the fixed conversion price, we estimate that we would issue 10,607,040 shares upon conversion of the notes. If such amounts are paid in shares of common stock at a price equal to the Floor Price, we estimate that we would issue 294,639,744 shares upon conversion of the notes (assuming we receive shareholder approval of such issuance).

An initial closing for $27,500,000 in principal amount of notes is expected to occur on or about April 4, 2022.

Subject to certain conditions being met or waived, from time to time after such time that stockholder approval for an increase in the Company’s authorized shares from 150 million to 250 million is obtained but before March 31, 2024, one or more additional closings for up to the remaining principal amount of notes offered by this prospectus supplement may occur, upon five trading days’ notice by us to the investor. The aggregate principal amount of notes that may be offered in the additional closings may not be more than $22,500,000. The investor’s obligation to purchase the notes at each additional closing is subject to certain conditions set forth in the securities purchase agreement (including minimum price and volume thresholds, maximum ratio of debt to market capitalization, and minimum market capitalization), which may be waived by the Required Holders. Under the securities purchase agreement, the investor will be required to purchase notes in the additional closings if such conditions are met or waived. In addition, from and after March 31, 2023, the investor may by written notice to us elect to require us to issue up to $22,500,000 in additional notes, so long as in doing so it would not cause the ratio of (a) the outstanding principal amount of the notes (including the additional notes), accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days to exceed 25%. If we fail to purchase the additional notes contemplated by any such written notice, or if the investor is unable to deliver any such notice prior to March 31, 2024 as a result of the limitation described in the preceding sentence, then we will be obligated to pay a break-up fee to the investor at such time in an aggregate amount equal to $1,350,000.

Outstanding Shares of Common Stock Upon Conversion of Notes(1)	We estimate that 98,468,686 shares would be outstanding upon conversion of the notes, assuming the sale of the entire principal amount of the notes offered hereby and the payment of all interest and Installment Amounts in shares of common stock at a price equal to the fixed conversion price. If such amounts are paid in shares of common stock at a price equal to the Floor Price, we estimate that 382,501,390 shares would be outstanding upon conversion of the notes.

S-3

Offering Price	$1,000 per $1,100 in principal amount of the notes

Maturity Date	Each note will mature on the second anniversary of its issuance (which is sometimes referred to herein as the Maturity Date), unless earlier converted or redeemed, but subject to the right of the noteholders to extend the Maturity Date under certain circumstances.

Interest Rate	7.875% per annum

Security	The notes will be secured by all our existing and future assets (including those of our significant subsidiaries, other than Lucid and its subsidiaries), but including only 9.99% of Lucid’s outstanding common stock held by us.

Conversion	All or any portion of the principal amount of each note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of our common stock at an initial fixed conversion price of $5.00 per share, subject to certain adjustments.

Alternate Event of Default Conversion	At any time during an Event of Default Redemption Period (as defined below), a noteholder may alternatively elect to convert all or any portion of the notes at an alternate conversion price equal to the lower of (i) the fixed conversion price then in effect, and (ii) the lowest of 80% of the VWAP of our common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and 80% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii) not less than the Floor Price.

Installment Amounts	On the date that is six months after its issuance, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date (which are sometimes referred to herein as the Installment Dates), we will make an amortization payment on each note in an amount equal to the initial principal balance of the note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date as described elsewhere in this prospectus supplement, plus all accrued and unpaid interest and any late charges (which total amount is sometimes referred to herein as an Installment Amount).

Payment of Installment Amounts	Each amortization payment will be satisfied in shares of our common stock, subject to the Equity Conditions (including minimum price and volume thresholds), at 100% of the Installment Amount (which is sometimes referred to herein as an Installment Conversion), or otherwise (or at our option, in whole or in part) in cash at 115% of the Installment Amount (which is sometimes referred to herein as an Installment Redemption). If we effect an Installment Conversion, we will convert all or a portion of the Installment Amount into shares of our common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect, and (ii) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii) not less than the Floor Price.

S-4

Acceleration and Deferral of Installment Amounts; Reallocations	Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date, or the “Installment Period,” a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii) not less than the Floor Price.

Reallocations. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for such Installment Date, and (y) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y) not less than the Floor Price.

Limitations on Conversions – Beneficial Ownership	A noteholder will not have the right to convert any portion of the notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion, or the “Maximum Percentage.” The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Limitations on Conversions – Nasdaq	Unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the notes or otherwise pursuant to the terms of the notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of March 31, 2022 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default	The notes provide for certain events of default, which we refer to as “Events of Default,” including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., our Chairman and Chief Executive Officer, to serve as our Chief Executive Officer and Dennis McGrath, our President and Chief Financial Officer, to serve as our Chief Executive Officer or Chief Financial Officer.

S-5

Covenants	We will be subject to certain customary affirmative and negative covenants regarding the rank of the notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. We also will be subject to financial covenants requiring that (i) the amount of our available cash equal or exceed $8,000,000 at all times, (ii) the ratio of (a) the outstanding principal amount of the notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days not exceed 30%, and (iii) that our market capitalization shall at no time be less than $75 million.

Ranking	The notes will be our senior secured obligations, other than certain permitted indebtedness. The notes will be obligations of ours and not obligations of our subsidiaries, and are not guaranteed by any of our subsidiaries. As a result, the notes will be (i) effectively subordinated to (a) all permitted indebtedness (and all other liabilities) of our subsidiaries, and (b) permitted secured indebtedness of ours and our subsidiaries, if such security interest has priority over the noteholders’ security interest, but then solely to the extent of the value of the collateral securing such indebtedness, (ii) equal in right of payment to permitted indebtedness (and all other liabilities) of ours that does not expressly provide that it is subordinated to the notes; and (iii) senior to indebtedness of ours that expressly provides that it is subordinated to the notes.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us will be approximately $44.8 million (approximately $24.4 million from the initial closing and $20.4 million from the additional closings), after deducting an aggregate of approximately $0.7 million in estimated offering expenses payable by us (approximately $0.6 million in connection with the initial closing and $0.1 million in connection with the additional closings), assuming we sell the entire principal amount of notes offered hereby. We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. Under the SPA, we are prohibited from using the net proceeds for repayment of other indebtedness, the redemption or repurchase of any of our securities, or the settlement of any outstanding litigation. See “Use of Proceeds” on page S-16.

Voting Agreement	Pursuant to the SPA, we entered into voting agreements with certain of our stockholders holding an aggregate of approximately 7.6% of our common stock, pursuant to which each stockholder agreed to vote the shares of our common stock now owned or hereafter acquired by the stockholder in favor of the resolutions to approve resolutions authorizing (i) an increase in the authorized shares of our common stock from 150 million to 250 million shares, and (ii) the issuance of shares of our common stock under the Notes for the purposes of compliance with the stockholder approval rules of Nasdaq.

Original Issue Discount	The notes will be issued with original issue discount for U.S. federal income tax purposes to the extent the stated principal amount of the notes exceeds their issue price. A holder subject to U.S. federal income taxation will be required to include such original issue discount in gross income on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable, regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

S-6

Risk Factors	See the section entitled “Risk Factors” beginning on page S-8, and the other risks described in the accompanying base prospectus and the annual and quarterly reports referred to herein and therein, for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Trading	We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on Nasdaq under the symbol “PAVM.”

(1)	Based on 87,667,406 shares of our common stock outstanding as of March 30, 2022. This amount does not include, as of March 30, 2022:

●	11,937,455 shares issuable upon exercise of our issued and outstanding Series Z warrants to purchase common stock, or the “Series Z Warrants”;

●	12,260,132 shares issuable upon exercise of our issued and outstanding stock options;

●	1,136,210 shares estimated to be issuable upon conversion of our issued and outstanding Series B Convertible Preferred Stock, or “Series B Preferred Stock.” The number of shares of common stock to be issued under the Series B Preferred Stock may be substantially greater than this amount, because dividends on the Series B Preferred Stock may be settled, at our option, through any combination of the issue of additional shares of Series B Convertible Preferred Stock, the issue of shares of our common stock, and the payment of cash.

As of March 30, 2022, we also had 2,522,949 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan, and 1,136,210 shares reserved for issuance under our employee stock purchase plan. In addition, the number of shares available under our long-term incentive equity plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under our employee stock purchase plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares, unless our board of directors provides for a lesser amount.

S-7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risk factors described below and in the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2020 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to the Notes

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-16 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

There is no existing trading market for the notes and a trading market for the notes is not expected to develop.

There is no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the notes. Unless an active trading market develops, you may not be able to sell the notes at a particular time or at a favorable price.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the notes is subject to adjustment in certain circumstances. Adjustments (or failures to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a taxable constructive distribution for U.S. federal income tax purposes, notwithstanding the fact that you did not receive any actual distribution of cash or other property. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes. See “Certain Material U.S. Federal Income Tax Considerations.”

The notes will be issued with original issue discount for U.S. federal income tax purposes.

The notes will be issued with original issue discount for U.S. federal income tax purposes, or “OID,” because the stated principal amount of the notes will exceed their issue price by more than a specified de minimis amount. A holder of notes that is subject to U.S. federal income taxation will be required to include the OID in gross income (as ordinary income) as the OID accrues (based on a constant yield method), in advance of the corresponding cash payments (regardless of the holder’s method of accounting for U.S. federal income tax purposes). See “Certain Material U.S. Federal Income Tax Considerations.”

A noteholder will not have any rights as a holder of our common stock prior to the conversion of the notes.

A noteholder will not be entitled to voting or other rights with respect to our common stock prior to the conversion of the notes. Upon conversion of the notes, a noteholder will, however, be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval, the noteholders will not be entitled to vote on the amendment, although upon conversion of the notes the noteholders will nevertheless be subject to the effects of any such amendment.

S-8

The notes are effectively subordinated to our permitted secured debt and any permitted indebtedness (and all other liabilities) of our subsidiaries.

The notes are obligations of PAVmed, and not of our subsidiaries, and are not guaranteed by any of our subsidiaries. Accordingly, the notes are effectively junior in right of payment to our existing and future permitted secured indebtedness, if the security interest has priority over the noteholders’ security interest, but then solely to the extent of the value of the collateral securing such indebtedness. In addition, the notes are structurally junior to the existing and future indebtedness (and all other liabilities, including trade payables) of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness of ours will be available to pay obligations on the notes only after secured indebtedness with a priority over the noteholders’ security interest has been repaid in full from the collateral securing such indebtedness. Similarly, in the event of our bankruptcy, liquidation, reorganization or other winding up, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including the noteholders) with respect to the assets of such subsidiaries. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding and any other then outstanding indebtedness equal in right of payment to the notes.

The notes are obligations of PAVmed only, and a material portion of our operations are conducted through, and a significant portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries, including any operating subsidiaries. A material portion of our consolidated assets are held by, and a material portion of our operations are conducted through, our subsidiaries, including Lucid. Accordingly, our ability to service our debt, including the notes, may depend on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may become subject to contractual, legal and other restrictions, although no such restrictions exist at this time, and are subject to other business considerations.

We may not have sufficient funds to pay the principal of the notes and interest thereon, or to redeem the notes if required upon an Event of Default or Change of Control.

Installment Amounts and accrued and unpaid interest on the principal amount of the notes are payable bi-monthly, although a noteholder may defer an Installment Amount due on any Installment Date to any subsequent Installment Date. As a result of such deferrals, we may be required to repay a substantial portion or even the entire principal amount of the notes, together with accrued and unpaid interest, in one lump sum payment on a single Installment Date or on the Maturity Date. If we are unable to satisfy the Equity Conditions, we may be required to pay all amounts due on any Installment Date or on the Maturity Date, including amounts due by deferral, in cash. In addition, if an Event of Default or Change of Control occurs, the noteholders may require us to redeem all or a portion of their notes in cash at a premium. See “Description of Notes—Change of Control” and “Description of Notes—Events of Default.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to service our other existing indebtedness and to pay when due the principal amount of the notes, together with accrued and unpaid interest, or to pay the redemption price with respect to any notes surrendered by holders for redemption upon an Event of Default or Change of Control. In addition, restrictions in any other then-existing indebtedness, if any, may not allow us to make such payments. Our failure to pay when due the principal amount of the notes, together with accrued and unpaid interest, or to redeem the notes when required upon an Event of Default or Change of Control, as well as the occurrence of any other Event of Default or the occurrence of a Change of Control, may also constitute an event of default under, and result in the acceleration of the maturity of, our other then-existing indebtedness. If the repayment of our other then-existing indebtedness were to be accelerated, it may further limit our ability to redeem the notes. The holders of our then-existing outstanding debt that ranks senior to the notes will be entitled to any proceeds distributed in connection with our bankruptcy, liquidation, reorganization or other winding up before the noteholders receive any payments. The holders of our then-existing outstanding debt that ranks equally with the notes will be entitled to share ratably with the noteholders in any proceeds distributed in connection with our bankruptcy, liquidation, reorganization or other winding up. This may have the effect of reducing the amount of proceeds paid to you in such circumstances.

S-9

Certain significant restructuring transactions may not constitute a Change of Control, in which case we would not be obligated to redeem the notes.

Upon the occurrence of a Change of Control, noteholders will have the right to require us to redeem all or a portion of their notes in cash at a premium. However, the Change of Control provisions will not afford protection to the noteholders in the event of certain transactions that could adversely affect the notes. For example, certain recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a Change of Control. In the event of any such transaction, a noteholder would not have the right to require us to redeem their notes, even though each of these transactions could increase adversely affect our capital structure or any credit worthiness or credit rating, thereby adversely affecting the noteholders.

Servicing the notes or any future indebtedness may require a significant amount of cash, and the restrictive covenants contained in the notes or in an future indebtedness could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay or redeem, or to pay interest on, the notes offered hereby or any future permitted indebtedness incurred by us or our subsidiaries, in cash. Despite our right to pay the interest and principal balance of the notes by issuing shares of our common stock, we may be required to repay such indebtedness in cash, if we do not meet certain customary equity conditions (including minimum price and volume thresholds) or in certain other circumstances. For example, we may be required to repay the outstanding principal balance and accrued but unpaid interest, along with a premium, upon the occurrence of certain changes of control or an event of default.

Our ability to make payments of the principal of, to pay interest on, or to redeem our indebtedness in cash, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. We have not generated material revenue from operations to date, and our business may not generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. In addition, the notes contains restrictive covenants, including financial covenants. These payment obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness;

●	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint, ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the indebtedness;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

The debt service requirements of any other permitted indebtedness we incur or issue in the future, as well as the restrictive covenants contained in the governing documents for any such indebtedness, could intensify these risks.

If we are unable to make the required cash payments, there could be a default under one or more of the instruments governing our indebtedness. Any such default or acceleration may further result in an event of default and acceleration of our other indebtedness. In such event, or if a default otherwise occurs under our indebtedness, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of our indebtedness could require us to immediately repay the outstanding principal and interest on such indebtedness in cash, in some cases subject to a premium. Furthermore, the holders of our secured indebtedness could foreclose on their security interests in our assets.

S-10

If we are required to make payments under our indebtedness in cash and are unable to generate sufficient cash flow from operations, we may be required to sell assets, or we may seek to refinance the remaining balance, by either refinancing with the holder of the indebtedness, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under our indebtedness, or in refinancing our obligations on favorable terms, or at all. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. A failure to refinance could have a material adverse effect on our liquidity, financial position, and results of operations. Should we refinance, it could be dilutive to shareholders or impose onerous terms on us.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, or “FASB,” issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or “ASC 470-20.” Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, and the market price of our common stock.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partially in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of our common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

The noteholders redemption rights upon a Change of Control may delay or prevent an otherwise beneficial attempt to take over our company.

Upon the occurrence of a Change of Control, noteholders will have the right to require us to redeem, for cash, all or a portion of their notes at a premium. The possibility that we may be required to redeem all or a portion of the notes may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

Risks Related to Our Common Stock

Upon conversion of the notes, a noteholder may experience immediate and substantial dilution in the net tangible book value per share of the common stock acquired.

The conversion price for a conversion of the notes may be substantially higher than the pro forma net tangible book value per share of our common stock at the time of the conversion. As a result, investors acquiring shares of our common stock upon conversion of the notes may incur immediate and substantial dilution. For example, assuming a hypothetical conversion of all of the notes at the initial fixed conversion price of $5.00 per share immediately after the completion of the offering, the noteholders would experience dilution of approximately $3.54 per share, after giving effect to the sale of all $50,000,000 in principal amount of the notes in this offering at a public offering price of $1,000 per $1,100 in principal amount of notes, and after the deduction of the estimated offering expenses payable by us. See “Dilution” on page S-18 of this prospectus supplement for a more detailed discussion of the dilution you will incur if upon conversion of the notes purchased in this offering.

S-11

A substantial number of shares of our common stock may be issued pursuant to the terms of the notes, which could cause the price of our common stock to decline.

We may issue a substantial number of shares of our common stock upon Installment Conversions or voluntary conversions of the notes. If all interest and Installment Amounts will be paid in shares of common stock at a price equal to the fixed conversion price, we estimate that we would issue 10,607,040 shares upon conversion of the notes. If such amounts are paid in shares of common stock at a price equal to the Floor Price, we estimate that we would issue 294,639,744 shares upon conversion of the notes (assuming we receive shareholder approval of such issuance). Issuances of our common stock upon conversion of the notes offered by this prospectus supplement will dilute the ownership interests of our equity holders, including any noteholders to the extent their notes have been converted. The market price of our shares could decline as a result of issuances of such shares of our common stock, or the perception that such sales could occur. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock. Furthermore, the holders of the notes offered hereby may short sell the shares of common stock underlying such notes. Any short selling could cause or exacerbate a decline in the price of our common stock.

Our outstanding warrants, options and other convertible securities, along with any future issuances of securities by us in the future, may have an adverse effect on the market price of our common stock.

As of March 30, 2022, we had issued and outstanding securities that are exercisable for, or convertible into, a substantial number of shares of our common stock, including: (i) employee stock options to purchase 12,260,132 shares of our common stock at a weighted average exercise price of $3.05 per share; (ii) warrants to purchase 11,937,455 shares of our common stock at a weighted average exercise price of $1.60 per share; and (iii) Series B preferred stock convertible into 1,136,210 shares of our common stock. As of March 30, 2022, we also had 2,522,949 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan, and 1,126,081 shares reserved for issuance under our employee stock purchase plan. In addition, we may issue additional shares of common stock and/or other securities in future financings that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock, which would further dilute our existing stockholders. Issuances of our common stock upon exercise of our outstanding options and warrants or upon conversion of the Series B preferred stock, or otherwise, will dilute the ownership interests of our equity holders, including any noteholders to the extent their notes have been converted. The market price of our shares could decline as a result of sales of such shares of our common stock, or the perception that such sales could occur.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares. Moreover, under the terms of the notes, we are not permitted to pay cash dividends without the consent of the investor.

S-12

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that at times has been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

For example, on September 30, 2021, the price of our common stock closed at $8.54 per share. In the last six months, between September 30, 2021 and March 30, 2022, the intra-day sales price of our common stock fluctuated between a reported low sale price of $1.13 and a reported high sales price of $8.97. Although we completed a significant transaction during this time period (the initial public offering of Lucid), we may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

The market price for our common stock may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

S-13

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, and sales and marketing activities. We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

●	continue our research and development;

●	pursue clinical trials;

●	commercialize our new products and services;

●	achieve market acceptance of our products and services;

●	establish and expand our sales, marketing, and distribution capabilities for our products and services;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims we infringe third-party patents or other intellectual property rights;

●	invest in businesses, products and technologies, although we currently have no commitments or agreements relating to do so; and

●	otherwise fund our operations.

If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

We expect to need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

S-14

NOTE ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, contained in this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and our actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed or incorporated by reference in “Risk Factors.”

Important factors that that may affect our actual results and developments include, but are not limited to the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for commercialization of our products;

●	the ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to sustain status as a going concern;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the liquidity and trading of our securities;

●	our regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the time during which we will be an emerging growth company under the JOBS Act.

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. We may not actually achieve the plans, intentions, and/or expectations disclosed in our forward-looking statements, and you should not rely unduly on our forward-looking statements. You should read this prospectus supplement, and the documents incorporated by reference herein, completely and with the understanding our actual future results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-15

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $44.8 million (approximately $24.4 million from the initial closing and $20.4 million from the additional closings), after deducting an aggregate of approximately $0.7 million in estimated offering expenses payable by us (approximately $0.6 million in connection with the initial closing and $0.1 million in connection with the additional closings), assuming we sell the entire principal amount of the notes offered hereby. Because there is no minimum amount of notes that must be sold in additional closings under the SPA, the actual net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above.

We intend to use the net proceeds from the sale of our common stock by us in this offering for working capital and other general corporate purposes. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities, the results of clinical trials and regulatory developments. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments. Under the SPA, we are prohibited from using the net proceeds for repayment of other indebtedness, the redemption or repurchase of any of our securities, or the settlement of any outstanding litigation.

S-16

CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2021, as follows:

●	on an unaudited historical actual basis,

●	on an unaudited pro forma basis, after giving effect to (i) the initial public offering of PAVmed’s majority owned subsidiary, Lucid, on October 14, 2021, resulting in gross proceeds of $70.0 million, and the deduction of underwriting fees of $4.9 million, inclusive of PAVmed’s purchase of $8.0 million in Lucid’s initial public offering, and (ii) the exercise of an aggregate of 1,954,304 our Series Z Warrants at a price of $1.60 per share, and

●	on an unaudited pro forma as adjusted basis, after giving further effect to the sale by us of all $50,000,000 in principal amount of notes offered hereby at an offering price of $1,000 per $1,100 in principal amount, and the deduction of the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the other financial information, all as incorporated by reference in this prospectus supplement or the accompanying base prospectus, from our SEC filings, including our quarterly report on Form 10-Q for the three months ended September 30, 2019.

In Millions, Except Share Amounts	Historical		Pro Forma
	Actual	Pro Forma	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Cash	$37.3	$97.5	$142.3
Total Assets	$43.0	$103.2	$148.0

2022 Senior Convertible Note principal	$0	$0	$50.0
Total Liabilities	$7.8	$7.8	$57.8

Stockholders’ Equity:
Preferred stock, par value $0.001, 20,000,000 shares authorized; Series B Convertible Preferred Stock, par value $0.001, 1,091,448 shares issued and outstanding on an unaudited historical actual basis as of September 30, 2021	$2.3	$2.3	$2.3
Common stock, par value $0.001; 150,000,000 shares authorized, 84,400,822 shares issued and outstanding on an unaudited historical actual basis as of September 30, 2021	0.1	0.1	0.1
Additional paid-in capital	154.1	197.5	197.5
Accumulated deficit	(121.6)	(121.6)	(121.6)
Total PAVmed Inc. Stockholders’ Equity	$34.9	$78.3	$73.1

Noncontrolling interest in majority-owned subsidiary	0.3	17.1	17.1

Total Stockholders’ Equity	$35.2	$95.4	$90.2

Total Liabilities and Stockholders’ Equity	$43.0	$103.2	$148.0

The foregoing information does not take into account the conversion of the notes offered hereby or the exercise or conversion of our outstanding options, warrants or convertible securities, or the issuance of shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.”

S-17

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of September 30, 2021 was approximately $35.2 million, or approximately $0.42 per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of September 30, 2021 would have been approximately $95.4 million, or approximately $1.10 per share of our common stock issued and outstanding, on an unaudited pro forma basis as of such date, after giving effect to (i) the initial public offering of PAVmed’s majority owned subsidiary, Lucid, on October 14, 2021, resulting in gross proceeds of $70.0 million, and the deduction of underwriting fees of $4.9 million, inclusive of PAVmed’s purchase of $8.0 million in Lucid’s initial public offering, and (ii) the exercise of an aggregate of 1,954,304 our Series Z Warrants at a price of $1.60 per share.

Our net tangible book value as of September 30, 2021 would have been approximately $140.2 million, or approximately $1.46 per share of our common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving further effect to (i) the sale by us of all $50,000,000 in principal amount of notes offered hereby at an offering price of $1,000 per $1,100 in principal amount, and the deduction of the estimated offering expenses payable by us, and (ii) a hypothetical conversion of all of the notes at the initial fixed conversion price of $5.00 per share immediately after the completion of the offering. This represents an immediate increase in net tangible book value of $0.35 per share of our common stock to existing stockholders and an immediate dilution of $3.54 per share of our common stock to the new investor purchasing shares of our common stock at the initial fixed conversion price.

The following table illustrates the dilution on a per share of common stock basis for the investor purchasing shares of our common stock in this offering:

Initial fixed conversion price per share for notes sold in this offering		$5.00
Pro forma net tangible book value per share as of September 30, 2021	$1.10
Increase in net tangible book value attributable to this offering	$44.8
Pro forma as adjusted net tangible book value per share as of September 30, 2021		$1.46
Dilution per share to a new investor in this offering		$3.54

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of September 30, 2021, as follows: 84,400,822 shares on an unaudited historical actual basis, 86,355,126 shares on an unaudited pro forma basis, and 95,355,126 shares on an unaudited pro forma as adjusted basis (in each case, excluding 1,566,666 shares of unvested restricted stock awards granted under our long-term incentive equity plan).

The foregoing table assumes the sale of all the notes offered hereby and the immediate conversion of all of the notes at the initial fixed conversion price of $5.00 per share. If less than all of the notes offered hereby are sold or less than all of the notes are converted, the dilution to the new investor upon a conversion of their notes will be greater.

The foregoing information does not take into account the exercise or conversion of our outstanding options, warrants or convertible securities, or the issuance of shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, the investor purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the investor in this offering.

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DESCRIPTION OF NOTES

We are offering up to $50,000,000 in principal amount of the notes. The notes are being sold pursuant to the terms of the SPA between us and the investor in connection with this offering. The notes are not being issued pursuant to an indenture.

The following is a description of the material terms of the notes, which replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus, to which reference is hereby made, to the extent the description in the accompanying prospectus is inconsistent herewith. The following description is a summary and does not purport to be complete. It is subject to and is qualified by reference to all the provisions of the notes. We urge you to read the notes, as well as the SPA, because they, and not this description, define your rights as a holder of the notes. For more information on where you may obtain copies of the notes and the SPA, see “Where You Can Find More Information.”

This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion or otherwise under the notes (including shares that may be issued in payment of interest and in Installment Conversions). If all interest and Installment Amounts will be paid in shares of common stock at a price equal to the fixed conversion price, we estimate that we would issue 10,607,040 shares upon conversion of the notes. If such amounts are paid in shares of common stock at a price equal to the Floor Price, we estimate that we would issue 294,639,744 shares upon conversion of the notes (assuming we receive shareholder approval of such issuance). Our common stock is described in “Description of Capital Stock” in the accompanying base prospectus.

In this section, when we refer to “we”, “our” or “us”, we are referring to PAVmed and not to any of its subsidiaries. Capitalized terms not defined in this description have the meanings given to them in the notes.

Purchase Price

The notes will be sold for an issue price of $1,000 per $1,100 in principal amount of the notes, reflecting an original issue discount of approximately 9.1%.

Ranking

The notes will be our senior secured obligations, other than certain permitted indebtedness. The notes will be obligations of ours and not obligations of our subsidiaries, and are not guaranteed by any of our subsidiaries. As a result, the notes will be (i) effectively subordinated to (a) all permitted indebtedness (and all other liabilities) of our subsidiaries, and (b) permitted secured indebtedness of ours and our subsidiaries, if such security interest has priority over the noteholders’ security interest, but then solely to the extent of the value of the collateral securing such indebtedness, (ii) equal in right of payment to permitted indebtedness (and all other liabilities) of ours that does not expressly provide that it is subordinated to the notes; and (iii) senior to indebtedness of ours that expressly provides that it is subordinated to the notes.

Security

The notes will be secured by all our existing and future assets (including those of our significant subsidiaries, other than Lucid and its subsidiaries), but including only 9.99% of Lucid’s outstanding common stock held by us, pursuant to a security agreement by and between us and the investor.

Maturity Date

Each note will mature on the second anniversary of its issuance (which is sometimes referred to herein as the Maturity Date), unless earlier converted or redeemed; provided, however, the Maturity Date may be extended at the option of the noteholder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty business days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control notice is delivered prior to the Maturity Date, provided further that if a noteholder elects to convert some or all of a note, and the conversion amount would be limited as a result of the beneficial ownership limitation described below, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of the note. On the Maturity Date, we will pay to the noteholder an amount in cash representing 115% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges, except to the extent such amount is paid in an Installment Conversion.

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Interest

The face amount of each note will accrue interest at the rate of 7.875% per annum. Prior to the initial Installment Date and after the Maturity Date, interest will be payable on the first trading day of each calendar month in cash. During the period commencing on the initial Installment Date and ending on the Maturity Date, interest will be payable bi-monthly on the first and tenth trading day of each month in shares of our common stock, subject to the satisfaction of the Equity Conditions (including minimum price and volume thresholds), or otherwise (or at our option, in whole or in part), in cash. Such common stock, when issued, shall be issued at a price per share equal to the lower of (i) the fixed conversion price then in effect, and (ii) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable interest payment date, but in the case of clause (ii) not less than the Floor Price. After the occurrence and during the continuance of an Event of Default, each note will accrue interest at the rate of 18.0% per annum.

Late Charges

We are required to pay a late charge of 18.0% per annum on any principal or other amounts due which are not paid when due. Late charges will be included in the Installment Amount on each Installment Date.

Conversion

All or any portion of the principal amount of each note, plus accrued and unpaid interest and any late charges thereon, or the “Conversion Amount,” is convertible at any time, in whole or in part, at the option of the noteholder, into our common stock at an initial fixed conversion price of $5.00 per share. The fixed conversion price is subject to adjustment for stock splits, combinations or similar events, and as described in “—Issuance of Other Securities” below. The number of shares of our common stock issuable upon any conversion shall be determined by dividing (i) the Conversion Amount by (ii) the fixed conversion price then in effect. Subject to the rules and regulations of the Nasdaq Capital Market, we also may at any time during the term of the note, with the prior written consent of the Required Holders, reduce the then current fixed conversion price of each of the notes to any amount and for any period of time deemed appropriate by our board of directors. If we fail to timely deliver shares of our common stock upon conversion of a note, we have agreed to pay “buy-in” damages of the converting noteholder.

Alternate Conversion

At any time during an Event of Default Redemption Right Period (as defined below), a noteholder may, at the holder’s option, convert all, or any part of, the Conversion Amount into shares of our common stock at an alternate conversion price. The alternate conversion price, which we refer to as the “Alternate Conversion Price,” is the lower of (i) the fixed conversion price then in effect, and (ii) the lowest of (A) 80% of the VWAP of our common stock on the trading day immediately preceding the delivery or deemed delivery of the notice of conversion, (B) 80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the notice of conversion, and (C) 80% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the notice of conversion, but in the case of clause (ii) not less than the Floor Price.

Limitations on Conversion and Issuance

A noteholder will not have the right to convert any portion of the notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion (which is sometimes referred to herein as the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

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Unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the notes or otherwise pursuant to the terms of the notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of March 31, 2022 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Installment Conversions and Redemptions

On the first trading day after the six month anniversary of the issuance of the notes, on the first and tenth trading day of each month thereafter, and on the Maturity Date (which are sometimes referred to herein as the Installment Dates), we will amortize an amount of each note equal to the initial principal balance of the note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus all accrued and unpaid interest and any late charges, plus any amounts that have been deferred or accelerated to the applicable Installment Date as described below (which total amount is sometimes referred to herein as an Installment Amount).

On each Installment Date, provided there has been no failure to satisfy the Equity Conditions, we shall pay to the noteholder the applicable Installment Amount due on such date by converting such Installment Amount into shares of our common stock (which is sometimes referred to herein as an Installment Conversion); provided, that we may, at our option, pay the Installment Amount by redeeming such Installment Amount in cash at 115% of the Installment Amount (which is sometimes referred to herein as an Installment Redemption), or by any combination of an Installment Conversion and an Installment Redemption.

On the applicable Installment Date, for any portion of the Installment Amount subject to Installment Conversion, we are required to deliver to the holders of Notes a number of shares of our common stock equal to that portion of the Installment Amount being converted divided by an installment conversion price equal to the lesser of (i) the fixed conversion price then in effect, and (ii) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii) not less than the Floor Price.

On or after the 16th trading day prior to, but on or before the 11th trading day prior to, each Installment Date, we are required to deliver a notice, or an “Installment Notice,” which shall either (i) confirm that the applicable Installment Amount shall be converted in whole pursuant to an Installment Conversion or (ii) (A) state that we elect to redeem for cash, or are required to redeem for cash pursuant to the terms of the Notes, in whole or in part, the applicable Installment Amount and (2) specify the portion of such Installment Amount which we elect or are required to redeem pursuant to an Installment Redemption and the portion of the applicable Installment Amount, if any, with respect to which we will, and are permitted to, effect an Installment Conversion (a failure to deliver a notice is deemed to be a delivery of a notice to effect an Installment Conversion with respect to the full Installment Amount).

If we have delivered or are deemed to have delivered an Installment Notice for an Installment Conversion, and the Equity Conditions are not satisfied (or waived) after the date of the Installment Notice and at any time through the Installment Date, then a noteholder, at its election, may (x) require us to pay a cash payment of 132.5% of all or a part of the unconverted Installment Amount and/or (y) declare the Installment Conversion null and void with respect to all or part of the unconverted Installment Amount and retain all its rights with respect to any such amount, provided that the conversion price applicable to any such amount will be equal to the lesser of (i) the installment conversion price in effect for an Installment Conversion on the date the holder voided the Installment Conversion and (ii) the installment conversion price that would be in effect for an Installment Conversion on the date on which the holder delivers a notice of conversion with respect to such amount as if such date was an Installment Date.

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Acceleration and Deferral of Installment Amounts; Reallocations

A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date, in which case the amount deferred will become part of the Installment Amount on such subsequent Installment Date.

On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date, a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii) not less than the Floor Price.

A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for such Installment Date, and (y) 82.5% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y) not less than the Floor Price.

Equity Conditions

The Equity Conditions are, as of any given date of determination:

●	during the 30 calendar day period immediately before the date of determination and ending on and including the date of determination, which period we refer to as the “Equity Conditions Measuring Period,” all shares of our common stock to be issued on the date of determination may be issued as freely tradable shares without any restrictive legend;

●	during the Equity Conditions Measuring Period, our common stock is listed or designated for quotation on an exchange or market permitted by the notes, and has not been suspended from trading on the exchange or market (other than suspensions of not more than two days due to business announcements by us) nor shall delisting or suspension by the exchange or market have been threatened by the exchange or market or be reasonably likely to occur;

●	during the Equity Conditions Measuring Period, we have delivered all shares of our common stock issuable upon conversion of the notes on a timely basis;

●	the shares of our common stock to be issued may be issued in full without violating the limitations on beneficial ownership set forth in the notes;

●	the shares of our common stock to be issued may be issued in full without violating the regulations of the eligible exchange or market on which our common stock is listed or designated for quotation;

●	on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction has occurred which has not been abandoned, terminated or consummated;

●	the noteholder must not be in (and no other noteholder shall be in) possession of any material, non-public information provided by us;

●	on each day during the Equity Conditions Measuring Period, we otherwise have been in compliance with each, and shall not have breached any, representation or warranty or any covenant or other term or condition of the notes or any other transaction document, including, without limitation, us having not failed to timely make any payment pursuant to the notes or such other transaction document;

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●	the aggregate daily dollar trading volume (as reported on Bloomberg) of our common stock on the Nasdaq Capital Market on each trading day during the 20 trading day period ending on the trading day immediately preceding such date of determination, was not less than $2,000,000 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions);

●	the VWAP of our common stock on each trading day during the 20 trading day period ending on the trading day immediately preceding such date of determination, was not less than $1.00 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions);

●	(i) there has been no failure by us, which failure we refer to as an “Authorized Share Failure,” to have a sufficient number of authorized and unreserved shares of our common stock to satisfy our obligation to reserve for issuance upon conversion of the notes at least prior to the date our stockholders have approved an increase in our authorized shares of common stock from 150 million to 250 million, 28 million, and thereafter the number of shares of our common stock necessary to effect the conversion of all of the notes then outstanding, assuming the maximum principal amount of additional notes have been issued a conversion price equal to the Floor Price, interest on the notes accrues through the Maturity Date, and the limitations on conversions are not taken into account, which amount we refer to as the “Required Reserve Amount,” and we have reserved such amount of shares, and (ii) all shares of our common stock to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure;

●	on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default;

●	no bona fide dispute shall exist, by and between any noteholder, us, the Nasdaq Capital Market or such applicable eligible exchange or market in which our common stock is then principally trading, and/or FINRA with respect to any term or provision of any note or the other transaction documents; and

●	the shares of our common stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an eligible exchange or market.

Events of Default

Each of the following events contained in each note will constitute an Event of Default with respect to such note and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i)	the suspension from trading or the failure (or threatened failure) of our common stock to be traded or listed on an eligible market or exchange for more than ten consecutive trading days;

(ii)	our failure to have an effective shelf registration statement, which, as of such time of determination, has an available dollar offering amount of securities then issuable by us thereunder (as reduced by any limitations on any such issuances by any law, rule or regulations applicable thereto, whether pursuant to the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, the Nasdaq Capital Market or otherwise, including, without limitation, the “baby shelf rules” set forth in Instruction I.B.6(a) to Form S-3 of the Securities Act) of no less than 125% of the aggregate principal balance of any notes then outstanding

(iii)	our failure to deliver the required number of shares of our common stock upon conversion of all or a portion of a note within five trading days after the conversion date, or our notice to any noteholder of our intention not to comply, as required, with a request for conversion of any notes;

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(iv)	except to the extent we are using our reasonable best efforts to take all action necessary to increase our authorized shares of common stock to an amount sufficient to allow us to reserve the Required Reserve Amount for the notes then outstanding, at any time following the tenth consecutive day that a noteholder’s pro rata portion of the Required Reserve Amount is less than the number of shares of Common Stock that the noteholder would be entitled to receive upon a conversion of the full Conversion Amount of the note (without regard to any beneficial ownership limitation on conversion);

(v)	our failure to pay to a noteholder any amount of principal, interest, late charges or other amounts when and as due under the note (including the failure to pay any redemption payments) or the other transaction documents or any other agreement delivered in connection with the transactions contemplated thereby, but only if such failure remains uncured for a period of at least two trading days;

(vi)	our failure to remove any restrictive legend on any certificate or any shares of our common stock issued to the noteholder upon conversion of any notes acquired by the noteholder as and when required by such notes or the securities purchase agreement pursuant to which they were sold, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least ten days;

(vii)	the occurrence of any default (after lapse of any applicable cure periods) under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of indebtedness of us or any of our subsidiaries, other than with respect to any other notes;

(viii)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary of ours and, if instituted against us or any such subsidiary by a third party, shall not be dismissed within 30 days of their initiation;

(ix)	the commencement by us or any subsidiary of ours of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by us or them to the entry of a decree, order, judgment or other similar document in respect of us or them in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us or them, or the filing by us or any subsidiary of ours of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by us or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or them or of any substantial part of our or their property, or the making by us or them of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by us or them in writing of our or their inability to pay our or their debts generally as they become due, the taking of corporate action by us or any subsidiary of ours in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)	the entry by a court of (i) a decree, order, judgment or other similar document in respect of us or any subsidiary of ours of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging us or any subsidiary of ours as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of us or any subsidiary of ours under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any subsidiary of ours or of any substantial part of ours or their property, or ordering the winding up or liquidation of our or their affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty consecutive days;

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(xi)	a final judgment or judgments for the payment of money aggregating in excess of $150,000 are rendered against us and/or any of our subsidiaries and which judgments are not, within thirty days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $150,000 amount set forth above so long as we provide the noteholder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the noteholder) to the effect that such judgment is covered by insurance or an indemnity and we or the subsidiary of ours (as the case may be) will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such judgment;

(xii)	we or any subsidiary of ours, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $150,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by us or such subsidiary of ours (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $150,000, which failure to pay, breach or violation permits the other party thereto to declare an event of default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding us or any subsidiary of ours, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of us or any subsidiary of ours, individually or in the aggregate;

(xiii)	other than as specifically set forth in the other Events of Default described herein, we or any subsidiary of ours breaches any representation or warranty, or any covenant or other term or condition of any of the transaction documents, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive trading days;

(xiv)	the occurrence of four or more false or inaccurate certifications (including a false or inaccurate deemed certification) by us that either (A) the Equity Conditions are satisfied, (B) there has been no failure, as of the applicable date of determination, of the Equity Conditions to be satisfied or waived, or (C) as to whether any Event of Default has occurred;

(xv)	any breach or failure in any respect by us or any subsidiary of ours to comply with specified covenants contained in the note, but only with respect to certain of those covenants if such breach remains uncured for a period of five consecutive days;

(xvi)	any Material Adverse Effect occurs (other than any material adverse development or material adverse change with respect to any products of ours). A “Material Adverse Effect” is any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of us or any significant subsidiary of ours, individually or taken as a whole, (ii) the transactions contemplated by the transaction documents or any other agreements or instruments to be entered into in connection therewith or (iii) the authority or ability of us or any of our significant subsidiaries to perform any of their respective obligations under any of the transaction documents;

(xvii)	any provision of any transaction document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by us or any of our subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or we or any of our subsidiaries shall deny in writing that it has any liability or obligation purported to be created under any transaction document;

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(xviii)	any of the security documents or agreements entered into in connection with the securities purchase agreement pursuant to which the notes were issued shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral securing our obligations under the notes and the other transaction documents in favor of the collateral agent or any material provision of any such documents or agreements shall at any time for any reason cease to be valid and binding on or enforceable against us or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by us or any governmental authority having jurisdiction, seeking to establish the invalidity or unenforceability thereof;

(xix)	any material damage to, or loss, theft or destruction of, any collateral securing our obligations under the notes and the other transaction documents, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of our or of any of our subsidiaries, if any such event or circumstance has had, or is reasonably likely to have a Material Adverse Effect;

(xx)	if both (x) Lishan Aklog, M.D. ceases to be our chief executive officer and (y) Dennis M. McGrath ceases to be our chief financial officer or chief executive officer; or

(xxi)	any Event of Default occurs with respect to any other note.

Upon the occurrence of an Event of Default with respect to a note, we will within one business day deliver written notice thereof to the noteholder. At any time after the earlier of a holder’s receipt of an Event of Default notice and such holder becoming aware of an Event of Default and ending on the 20th trading day after the later of (x) the date such Event of Default is cured and (y) the noteholder’s receipt of the Event of Default notice, which period we refer to as an “Event of Default Redemption Right Period,” the noteholder may require us to redeem all or any portion of the note, in cash, at a price equal to the greater of (i) 132.5% of the Conversion Amount being redeemed and (ii) the number of shares issuable upon conversion of the Conversion Amount to be redeemed at the fixed conversion price then in effect, multiplied by the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately before the Event of Default and ending on the date of redemption.

Notwithstanding anything to the contrary in the note, and notwithstanding any conversion that is then required or in process, upon any Event of Default described in clauses (viii), (ix) and (x) above, whether occurring prior to or following the Maturity Date, we shall immediately pay to the noteholder an amount in cash representing 132.5% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, as well as any other amounts due under the note, without the requirement for any notice or demand or other action by the noteholder or any other person or entity, provided that the noteholder may, in its sole discretion, waive such right to receive payment upon such an Event of Default, in whole or in part.

Fundamental Transactions

Each note prohibits us from entering into a Fundamental Transaction, unless the successor entity assumes in writing all of our obligations under the note and the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible exchange or market.

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Change of Control

No sooner than twenty trading days nor later than ten trading days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, we will deliver written notice thereof to the noteholder. At any time during the period beginning after the noteholder’s receipt of a Change of Control notice or the noteholder becoming aware of a Change of Control if a Change of Control notice is not delivered to the noteholder in accordance with the immediately preceding sentence (as applicable) and ending twenty trading days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control notice or (C) the date of the announcement of such Change of Control, the noteholder will have the right to require us to redeem all or any portion of its note, in cash, at a price equal to 115% the greater of: (i) the outstanding value of the notes; (ii) the underlying value of the shares then issuable upon conversion of the note (without regard to any limitation on conversion set forth in the notes); and (iii) the Change of Control consideration attributable to underlying value of the shares then issuable upon conversion of the note (without regard to any limitation on conversion set forth in the notes).

Issuance of Purchase Rights

If at any time we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property, which we refer to as “Purchase Rights,” pro rata to all or substantially all of the record holders of our common stock, then a noteholder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of our common stock acquirable upon complete conversion of its note (without taking into account any limitations or restrictions on the convertibility of the note and assuming for such purpose that the note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of our common stock are to be determined for the grant, issue or sale of such Purchase Rights.

To the extent that a noteholder’s right to participate in any such Purchase Right would result in the noteholder (together with certain of its affiliates and other related parties) beneficially owning in excess of the Maximum Percentage of our common stock, then the noteholder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage and such Purchase Right to such extent shall be held in abeyance for the benefit of the noteholder until such time or times, if ever, as its right thereto would not result in the noteholder (together with certain of its affiliates and other related parties) beneficially owning in excess of the Maximum Percentage of our common stock.

Other Corporate Events

Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we shall make appropriate provision to ensure that the noteholder will thereafter have the right to receive upon a conversion of its note, at the noteholder’s option, (i) in addition to the shares of our common stock receivable upon such conversion, such securities or other assets to which the noteholder would have been entitled with respect to such shares of our common stock had such shares of our common stock been held by the noteholder upon the consummation of such event (without taking into account any limitations or restrictions on the convertibility of the note) or (ii) in lieu of the shares of our common stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of our common stock in connection with the consummation of such event in such amounts as the noteholder would have been entitled to receive had the note initially been issued with conversion rights for the form of such consideration (as opposed to shares of our common stock) at a conversion rate for such consideration commensurate with the conversion rate for our common stock.

Issuance of Other Securities

If we at any time subdivide (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of outstanding shares of our common stock into a greater number of shares, the fixed conversion price in effect immediately prior to such subdivision will be proportionately reduced. If we at any time combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of outstanding shares of our common stock into a smaller number of shares, the fixed conversion price in effect immediately prior to such combination will be proportionately increased.

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If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a noteholder will have the right thereafter to substitute the “floating” conversion price for the fixed conversion price upon conversion of all or part of the note. In addition, from and after the date we sell or issue any such securities, for purposes of calculating the installment conversion price as of any time of determination, the “conversion price” as used therein shall mean the lower of (x) the fixed conversion price as of such time of determination and (y) the “floating” conversion price as of such time of determination.

Distributions

A noteholder is entitled to receive any dividends paid or distributions, which we refer to as “Distributions,” made to the holders of our common stock on an “as converted” basis (without taking into account any limitations or restrictions on the convertibility of the note and assuming for such purpose that the note was converted at the fixed conversion price as of the applicable record date).

To the extent that a noteholder’s right to participate in any such Distributions would result in the noteholder (together with certain of its affiliates and related parties) beneficially owning in excess of the Maximum Percentage of our common stock, then the noteholder shall not be entitled to participate in such Distributions to the extent of the Maximum Percentage and such Distributions to such extent shall be held in abeyance for the benefit of the holder until such time or times, if ever, as its right thereto would not result in the holder (together with certain of its affiliates and related parties)beneficially owning in excess of the Maximum Percentage of our common stock.

Subsequent Placements

At any time from and after the earlier of (x) the date the noteholder becomes aware of the occurrence of a subsequent placement of any equity security or any equity-linked or related security, any securities convertible into, or exchangeable or exercisable for, any of our capital stock or other security of ours, any debt, any preferred stock or any purchase rights, and (y) the time of consummation of such placement (other than with respect to certain excluded securities specified in the securities purchase agreement pursuant to which the notes were issued), the noteholder will have the right, in its sole discretion, to require that we redeem all, or any portion, of the Conversion Amount under a note not in excess of (together with the redemption amounts of any other notes held by the noteholder) the noteholder’s pro rata allocation of 50% of the gross proceeds of such placement by delivering written notice thereof to us. Notwithstanding the foregoing, if the noteholder is participating in such a placement, upon the written request of the noteholder, we shall apply all, or any part, as set forth in such written request, of any amounts that would otherwise be payable to the noteholder in such redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the noteholder in such placement.

In addition, pursuant to the securities purchase agreement, we will grant the purchasers of the notes participation rights in future offerings by us of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no notes remain outstanding, if later), in an amount of up to 100% of the securities being sold in such offerings.

Company Optional Redemption

We shall have the right to redeem, by delivery of a redemption notice to the noteholders, all, but not less than all, of the Conversion Amount in cash at a price equal to 132.5% of the greater of (i) sum of (A) the Conversion Amount being redeemed, plus (B) the amount of additional interest that would accrue under the note (assuming for calculation purposes that the principal outstanding under the note as of the applicable date of determination remained outstanding through and including the Maturity Date), plus (C) the remaining option value as determined in accordance with the note, and (ii) the sum of the product of (1) the conversion rate for our common stock multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding our delivery of a notice of redemption to the noteholders and ending on the trading day immediately prior to the date we make the full redemption payment, (B) the amount of additional interest that would accrue under the note (assuming for calculation purposes that the principal outstanding under the note as of the applicable date of determination remained outstanding through and including the Maturity Date), plus (C) the remaining option value as determined in accordance with the note.

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Covenants

Until all of the notes have been converted, redeemed or otherwise satisfied in accordance with their terms, we will be subject to certain affirmative and negative covenants, including without limitation the following:

(a)	We shall not, and shall cause each of our subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness (other than (i) the indebtedness evidenced by the notes and (ii) certain other permitted indebtedness specified in the notes).

(b)	We shall not, and shall cause each of our subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by us or any of our subsidiaries other than certain permitted liens specified in the notes.

(c)	We shall not, and shall cause each of our subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness (other than the notes or any amounts in respect of other indebtedness permitted under the notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness or make any investment, as applicable, if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(d)	Except with respect to the notes and the shares issued upon conversion thereof, we shall not, and shall cause each of our subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than to us or any significant subsidiary of ours a redemption of capital stock held by employees in accordance with their equity award agreements or otherwise to satisfy any of their reimbursement obligations thereunder).

(e)	We shall not, and shall cause each of our subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of ours or any subsidiary owned or hereafter acquired by us, whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by us and our subsidiaries of any of our or their products (other than CarpX) to any third party in a bona fide arms-length transaction approved for fair value in the ordinary course of business consistent with its past practice and approved by the independent directors on our board of directors, (ii) sales of inventory and product in the ordinary course of business, (iii) licenses or transfers of limited samples of products to institutions to facilitate research projects in connection with sponsored research agreements, (iv) the transfer of equity interests in Veris Health pursuant to certain existing contractual rights, (v) sales, leases, licenses, assignments, transfers and other dispositions of assets or rights to affiliates as permitted under the notes, (vi) the distribution to the holders of our common stock (solely, to the extent, such distribution includes the holders of the notes and the holders of certain promissory notes previously issued by us, as applicable, in accordance with the terms thereof) of up to 10% of the outstanding common equity of any significant subsidiary and (vii) the transfer of equity interests in any subsidiary that are issued upon the conversion of any convertible intercompany indebtedness that is permitted to be incurred hereunder; provided that the noteholder shall have the right, in its sole discretion, to require that we redeem all, or any portion, of a Conversion Amount under the note not in excess of the noteholder’s pro rata allocation of the gross proceeds (less any reasonable placement agent, underwriter and/or legal fees and expenses) of such transfer.

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(f)	We shall not, and shall cause each of our subsidiaries to not, directly or indirectly, permit any indebtedness (other than certain permitted indebtedness specified in the notes) of ours or any of our subsidiaries to mature or accelerate prior to the Maturity Date.

(g)	We shall not, and shall cause each of our subsidiaries to not, without the prior written consent of the holders of a majority in aggregate principal amount of the notes then outstanding, (i) issue any notes (other than as contemplated by the securities purchase agreement and the notes) or (ii) issue any other securities that would cause a breach or default under the notes.

(h)	At any time when the notes remain outstanding, our available cash (excluding cash held in restricted accounts) shall equal or exceed $8,000,000.

(i)	The ratio of (a) the outstanding principal amount of the notes (including the additional notes), accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days, shall not exceed 30%, and in any event, at no time shall our market capitalization be less than $75,000,000.

In addition, the SPA contains certain customary covenants, as well as the following covenants: (a) during the period through and including the 90th day after March 31, 2024 (or such later date as is agreed between the parties), we may not issue any securities that would cause a breach of the notes, file a registration statement under the Securities Act relating to any securities other than the shares underlying the notes, amend or modify any outstanding warrants of ours, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, subject to certain exception, including issuances at a price greater than $5.00 per share; (b) so long as any of the notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction; and (c) we will hold a stockholder meeting, by no later than July 31, 2022, to approve resolutions authorizing (i) an increase in the authorized shares of our common stock from 150 million to 250 million shares, and (ii) the issuance of shares of our common stock under the notes for the purposes of compliance with the stockholder approval rules of Nasdaq. We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

Changes to the Notes

We may change, waive or amend the notes with the consent of the Required Holders. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of the notes; provided that, that no such change, waiver or, as applied to any of the notes held by any particular holder of notes, shall, without the written consent of that particular noteholder, (i) reduce the amount of principal, reduce the amount of accrued and unpaid interest, or extend the Maturity Date, of the notes, (ii) disproportionally and adversely affect any rights under the notes of any holder of notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes to consent to such amendments.

Form, Denomination and Registration

The notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Certain Terms

A “Change of Control” means any Fundamental Transaction other than (i) any merger of us or any of our, direct or indirect, wholly-owned subsidiaries with or into any of the foregoing persons, (ii) any reorganization, recapitalization or reclassification of the shares of our common stock in which holders of our voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of us or any of our subsidiaries.

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A “Fundamental Transaction” means a transaction in which: (A) we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another person, persons or group, or any affiliate or associate of any such person, persons or group, which we refer to as a “Subject Entity,” or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of us and our significant subsidiaries to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of our common stock, (y) 50% of the outstanding shares of our common stock calculated as if any shares of our common stock held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of our common stock such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of our common stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of our common stock, (y) at least 50% of the outstanding shares of our common stock calculated as if any shares of our common stock held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of our common stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of our common stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of our common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding our common stock, (y) at least 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock not held by all such Subject Entities as of the date of the note calculated as if any shares of our common stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of our common stock or other equity securities of ours sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of ours to surrender their shares of common stock without approval of our stockholders, or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction is structured in a manner to circumvent, or that circumvents, the intent of this definition, in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

The “Required Holders” means the investor in the offering, so long as it holds any notes or the right to acquire any notes, or otherwise holders of a majority in aggregate principal amount of the notes as of such time (excluding any notes held by us or any of our subsidiaries as of such time) issued or issuable hereunder or pursuant to the notes.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Nasdaq Capital Market (or, if the Nasdaq Capital Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 9:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by us and the noteholder. If we and the noteholder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures set forth in the note. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations to U.S. holders (as defined below) relating to the purchase, ownership and disposition of the notes and the ownership and disposition of the common stock issued upon conversion of the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service, or the “IRS,” will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or the ownership and disposition of the common stock or that any such position would not be sustained. This discussion is limited to beneficial owners who hold the notes or common stock as capital assets (generally property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their personal circumstances or particular situations, such as:

●	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

●	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle;

●	persons deemed to sell notes or common stock under the constructive sale provisions of the Code or persons that purchase or sell notes as part of a wash sale for tax purposes;

●	tax consequences to U.S. holders of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

●	tax consequences to investors in pass-through entities;

●	alternative minimum tax consequences, if any;

●	any state, local or foreign tax consequences; and

●	estate or gift tax consequences, if any.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes or shares of common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes or common stock, and partners in such partnerships, should consult their tax advisors.

An investor considering the purchase of securities should consult its tax advisors concerning the U.S. federal income tax consequences to them in light of their own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

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●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner (other than a partnership) of notes or shares of common stock received upon conversion of the notes who or that is an individual, corporation, estate or trust and is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Taxation of the Notes

Additional Payments

In certain circumstances, we may be required to make payments on the notes in excess of stated principal and interest. For example, we may be required to make payments of additional interest to holders of the notes if we fail to comply with certain reporting and information delivery obligations as described under “See “Description of Notes—Change of Control” and “Description of Notes—Events of Default.” Although the issue is not free from doubt, we intend to take the position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments, in particular in the case of the possibility of additional interest because: (i) there is only a remote possibility that we would be required to pay additional interest, and (ii) if such additional interest were required to be paid, it would be an incidental amount, although our position is inherently factual and not binding on the IRS and there can be no assurance that the IRS or a court will agree with such position. Assuming such position is respected, a U.S. holder would generally be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully prevails in taking the contrary position that the notes are treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their stated rate and to treat as ordinary income, rather than as capital gain, any gain recognized on a sale, exchange, retirement, or redemption of a note. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments subject to such rules. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Stated Interest and Original Issue Discount

In general, stated interest on a note will be includable in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting for U.S. federal income tax purposes. In addition bearing qualified stated interest, a debt security may be issued with original issue discount, which we sometimes refer to as “OID.” U.S. holders of debt securities with OID generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder. If a debt security is issued with OID, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. In general, a note will be treated as having OID to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). As such, the notes will be treated as issued with OID in an amount equal to the difference between the stated principal amount and issue price of the notes. Consequently, U.S. holders must generally include the OID in gross income (as ordinary income) as it accrues over the term of the notes at a constant yield without regard to such holder’s regular method of accounting for U.S. federal income tax purposes and potentially in advance of the receipt of cash payments attributable to that income.

The amount of OID that U.S. holders must include in income will generally equal the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which a U.S. holder held the note, or “accrued OID.” The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

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The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest, if any, allocable to the accrual period. OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest, if any) and the adjusted issue price of the note at the beginning of the final accrual period. The “adjusted issue price” of a note at the beginning of any accrual period will generally equal its issue price increased by the accrued OID of the prior accrual period and decreased by the amounts paid on the note (other than qualified stated interest, if any) in the prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

The notes will be issued with OID because the stated principal amount of the notes will exceed their issue price by more than a specified de minimis amount. A U.S. holder will be required to include the OID in gross income (as ordinary income) as the OID accrues (based on a constant yield method), in advance of the corresponding cash payments (regardless of the U.S. holder’s method of accounting for U.S. federal income tax purposes).

The rules regarding OID are complex and the rules described above do not apply in all cases. Accordingly, U.S. holders of notes should consult their own tax advisors regarding their application.

Constructive Distributions

The terms of the notes allow for the conversion rate of the notes to be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. If, however, adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, a U.S. holder generally will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as described under “Taxation of the Common Stock Received Upon Conversion of the Notes—Distributions on the Common Stock” below. Conversely, if an event occurs that increases the interests of holders of the notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of holders of the notes could be treated as a taxable stock dividend to such holders. In addition, if an event occurs that dilutes the interests of holders of the notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to those stockholders.

Although there is no authority directly on point, the IRS may take the position that a constructive dividend deemed paid to a U.S. holder would not be eligible for reduced rates of taxation as described in “Taxation of the Common Stock Received Upon Conversion of the Notes—Distributions on the Common Stock.” Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax payment could be satisfied, we may, at our option, set-off any such payment against payments of cash and common stock payable on the notes. U.S. holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

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We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS proposed U.S. Treasury regulations addressing the amount and timing of such deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the U.S. Treasury regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock over the fair market value immediately after the conversion rate adjustment of such right without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances. U.S. holders should consult their own tax advisors regarding the potential effects of the proposed U.S. Treasury regulations on an acquisition of the notes.

Sale, Exchange, Redemption or other Taxable Disposition of Notes

Except as provided under “—Conversion of Notes into Common Stock” below, a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued and unpaid interest, which will be taxable as ordinary income if not previously included in gross income) upon such sale, exchange, redemption or other taxable disposition and such U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note increased by any OID previously included in income by such U.S. holder with respect to such note and decreased by the amount of payments (other than stated interest) previously made on such notes. Any gain or loss recognized on a taxable disposition of the note will generally be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a preferential rate of taxation. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes into Common Stock

A U.S. holder will generally not recognize any income, gain or loss with respect to the conversion of notes into our common stock, except with respect to any common stock attributable to accrued and unpaid interest (which will be treated in the manner described under “—Treatment of Amounts Attributable to Accrued Interest” below). A U.S. holder’s tax basis in the common stock received upon conversion (other than common stock received with respect to accrued and unpaid interest) generally would be equal to the holder’s tax basis in the notes that were converted. A U.S. holder’s holding period for such common stock (other than common stock received with respect to accrued and unpaid interest) generally would include the period during which the U.S. holder held the notes that were converted.

Treatment of Amounts Attributable to Accrued Interest

The value of any common stock received that is attributable to accrued interest, if any, on the notes not previously included in income, would be taxable as ordinary interest income. The U.S. holder’s adjusted tax basis in any common stock received upon conversion of the notes will equal its tax basis in the corresponding note (reduced by any basis allocable to a fractional share), except that the tax basis of common stock attributable to such accrued but unpaid interest would equal the fair market value of such shares when received. The holding period for any such common stock attributable to such accrued interest would begin the day after the date of receipt.

U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into our common stock.

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Taxation of the Common Stock Received Upon Conversion of the Notes

Distributions on the Common Stock

In general, the gross amount of distributions on the common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividend income will be includable in a U.S. holder’s gross income as ordinary income on the day actually received by the U.S. holder or on the day received by the U.S. holder’s nominee or agent that holds the common stock on the U.S. holder’s behalf.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income, dividends, and net gains from the disposition of the notes or common stock received upon conversion of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes and common stock received upon the conversion of the notes.

Information Reporting and Backup Withholding

In general, information reporting will apply to interest payments and distributions in respect of our notes and common stock and the proceeds from the sale, exchange or redemption of notes, or our common stock that are paid to a U.S. holder within the U.S. or through certain U.S.-related financial intermediaries, unless such U.S. holder is an exempt recipient and properly establishes the exemption. Backup withholding may apply to such payments if a U.S. holder fails to (i) provide a correct taxpayer identification number or (ii) certify that such holder is not subject to backup withholding. U.S. holders who are required to establish their exemption from backup withholding must provide us or our withholding agent such certification on a properly completed Internal Revenue Service Form W-9. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the notes or common stock, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

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PLAN OF DISTRIBUTION

We will sell directly to an accredited investor all of the notes offered by this prospectus supplement. We will enter into the SPA for the sale of the notes directly with the investor.

We have not engaged a placement agent or underwriter and are not paying any selling commission to any party in connection with this offering, although we will pay a financial advisory fee equal to 1.8% of the gross proceeds from the offering to an independent financial advisor.

Under the SPA, an initial closing for up to $27,500,000 in principal amount of notes is expected to occur on or about April 4, 2022. From time to time on or after such time that stockholder approval for an increase in our authorized shares from 150 million to 250 million is obtained and before March 31, 2024, one or more additional closings for up to the remaining principal amount of notes offered by this prospectus supplement may occur, upon five trading days’ notice by us to the investor. The aggregate principal amount of notes that may be offered in the additional closings may not be more than $22,500,000. Our obligation to issue the notes to the investor at each additional closing is subject to certain conditions set forth in the SPA, which may be waived by us in our discretion. The investor’s obligation to purchase the notes at each additional closing is subject to certain conditions set forth in the SPA (including minimum price and volume thresholds, maximum ratio of debt to market capitalization, and minimum market capitalization), which may be waived by the Required Holders. Under the SPA, the investor will be required to purchase notes in the additional closings if such conditions are met or waived. In addition, from and after March 31, 2023, the investor may by written notice to us elect to require us to issue up to $22,500,000 in additional notes, so long as in doing so it would not cause the ratio of (a) the outstanding principal amount of the notes (including the additional notes), accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days to exceed 25%. If we fail to purchase the additional notes contemplated by any such written notice, or if the investor is unable to deliver any such notice prior to March 31, 2024 as a result of the limitation described in the preceding sentence, then we will be obligated to pay a break-up fee to the investor at such time in an aggregate amount equal to $1,350,000. On each closing date, we will receive funds in the amount of the aggregate purchase price of the notes being sold by us to the investor and we will deliver the notes being sold.

The SPA contains certain customary representations, warranties, covenants and conditions, as well as the following covenants: (a) during the period through and including the 90th day after March 31, 2024 (or such later date as is agreed between the parties), we may not issue any securities that would cause a breach of the notes, file a registration statement under the Securities Act relating to any securities other than the shares underlying the notes, amend or modify any outstanding warrants of ours, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, subject to certain exceptions; (b) so long as any of the notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction; and (c) we will hold a stockholder meeting, by no later than July 31, 2022, to approve resolutions authorizing (i) an increase in the authorized shares of our common stock from 150 million to 250 million shares, and (ii) the issuance of shares of our common stock under the notes for the purposes of compliance with the stockholder approval rules of Nasdaq. We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained. In addition, under the SPA, we will grant the investor participation rights in future offerings of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no notes remain outstanding, if later), in an amount of up to 100% of the securities being sold in such offerings.

Pursuant to the SPA, we entered into voting agreements with certain of our stockholders holding an aggregate of approximately 7.6% of our common stock, pursuant to which each stockholder agreed to vote the shares of our common stock now owned or hereafter acquired by the stockholder in favor of the resolutions to approve resolutions authorizing the resolutions described above.

Because this offering is not underwritten, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is consummated, we will sell a minimum $27,500,000 in principal amount of notes in the initial closing. However, because there is no minimum amount of notes that must be sold in additional closings under the SPA, the actual net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. There can be no assurance that we will sell the remaining $22,500,000 in principal amount of notes.

We may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the SPA. A copy of the form of the SPA will be included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information”.

We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on Nasdaq under the symbol “PAVM.”

We will serve as the transfer agent and registrar for the notes to be issued in this offering. The transfer agent for our common stock is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

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LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2020 and 2019 and for the two years then ended, which are incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 15, 2021).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed on May 17, 2021), June 30, 2021 (filed on August 16, 2021) and September 30, 2021 (filed on November 22, 2021).

●	Current Reports on Form 8-K filed on January 6, 2021, January 8, 2021, January 15, 2021, February 24, 2021, February 25, 2021, March 3, 2021, March 5, 2021, April 12, 2021, April 27, 2021, June 2, 2021, June 14, 2021, June 16, 2021, October 7, 2021, October 18, 2021, February 15, 2022, February 24, 2022 and March 2, 2022.

●	Form 8-A filed on January 29, 2016 registering our common stock, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated September 20, 2017

PAVmed Inc.

$75,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,

DEBT SECURITIES AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $75,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “PAVM.” Our warrants issued in our initial public offering completed in April 2016, or the “IPO Warrants,” are listed for trading on the NASDAQ Capital Market under the symbol “PAVMW.” On September 18, 2017, the last reported sale prices of our common stock and the IPO Warrants were $7.36 and $2.30, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is $39,975,919, based on a last sale price of $8.59 per share of our common stock on September 14, 2017 and 4,653,774 outstanding shares of our common stock held by non-affiliates. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Our Company

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six lead projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

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●	PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

●	CarpX: Completely percutaneous device to treat carpal tunnel syndrome.

●	NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

●	DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

●	NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

●	Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

In addition to our six lead projects, we have developed a conceptual framework for additional projects. As is the case with our lead projects, these early development projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering, or our “IPO,” was declared effective by the SEC. On April 28, 2016, we consummated our initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one IPO Warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each IPO Warrant entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption. Upon consummation of the IPO, our warrants originally issued prior to our IPO automatically became IPO Warrants.

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

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Preferred Stock

Our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

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The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.

In addition, as of September 18, 2017, we had outstanding:

●	13,331,211 shares of our common stock.

●	422,838 shares of our Series A convertible preferred stock, or the “Series A Preferred,” and 125,000 shares of our Series A-1 convertible preferred stock, or the “Series A-1 Preferred.” The Series A Preferred and the Series A-1 Preferred are convertible into 508,422 shares and 125,000 shares of our common stock, respectively.

●	10,579,695 IPO Warrants, each entitling the holder to purchase one share of common stock at $5.00 per share and expiring on January 29, 2022.

●	422,838 Series A warrants, or the “Series A Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $6.65 per share and expiring on April 30, 2024, and125,000 Series A-1 warrants, or the “Series A-1 Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $6.67 per share and expiring on April 30, 2024. Each Series A Warrant and each Series A-1 Warrant is exchangeable through April 30, 2024 for four Series X redeemable warrants, or “Series X Redeemable Warrants.” Each Series X Redeemable Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share.

●	2,660,000 Series S Warrants, or the “Series S Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $0.01 per share expiring on June 30, 2032.

●	Unit purchase options, or “UPOs,” entitling the holders thereof to purchase 53,000 units, each consisting of one share of common stock and one IPO Warrant, at an exercise price of $5.50 per unit.

●	Employee stock options entitling the holders thereof to purchase 1,921,924 shares of common stock at a weighted average exercise price of $5.19 per share.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this prospectus will be fully-paid and non-assessable.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this prospectus, we have authorized two series of preferred stock, the Series A Preferred and the Series A-1 Preferred.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On January 26, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. The Series A Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred.

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Each share of Series A Preferred shall be convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of common stock determined by dividing the Stated Value (as defined in the Series A Certificate of Designation) of such share of Series A Preferred (which is $6.00) by the conversion price. The conversion price (which was initially $6.00, and was subsequently adjusted to $4.99) shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in the Series A Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A Preferred), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock. In addition, the conversion price is subject to weighted average anti-dilution protection. This protection is intended to compensate the holders of the Series A Preferred Stock for the dilution they will sustain if we issue shares of common stock or Common Stock Equivalents, such as convertible securities or warrants, having a purchase price per share of common stock which is less than the conversion price in effect immediately prior to such issuance. Weighted average anti-dilution takes account of the number of shares of common stock being issued, or deemed to have been issued in the case of convertible securities, options and warrants, in relation to the then outstanding shares of common stock, and the price at which such shares are issued or deemed issued. The application of weighted average anti-dilution protection reduces the conversion price and increases the number of shares of common stock issuable upon conversion of the Series A Preferred.

The holders of Series A Preferred shall be entitled to receive, when, as and if declared by our board of directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A Preferred, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Series A Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred as to dividends or rights in a Liquidation (as defined in the Series A Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A Certificate of Designation), the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock in accordance with the Series A Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

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Series A-1 Preferred Stock

On August 4, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, or the “Series A-1 Certificate of Designation,” with the Delaware Secretary of State. The Series A-1 Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A-1 Preferred.

Each share of Series A-1 Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof into that number of shares of common stock determined by dividing the Stated Value (as defined in the Series A-1 Certificate of Designation) of such share of Series A-1 Preferred (which is $4.00) by the conversion price. The conversion price is initially $4.00 and shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in the Series A-1 Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A-1 Preferred Stock), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock.

The holders of Series A-1 Preferred shall be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A-1 Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A-1 Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A-1 Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2017 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A-1 Preferred, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A-1 Preferred to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A-1 Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A-1 Preferred shall have no voting rights. However, as long as any shares of Series A-1 Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A-1 Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred or alter or amend the Series A-1 Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A-1 Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A-1 Preferred as to dividends or rights in a Liquidation (as defined in the Series A-1 Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A-1 Certificate of Designation), the holders of shares of Series A-1 Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred been converted into common stock in accordance with the Series A-1 Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

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Series S Warrants

On June 30, 2017, we entered into a Note and Securities Purchase Agreement, or the “NSPA,” with Scopia Holdings, LLC, or “Scopia.” Effective July 3, 2017, we consummated the sale of securities pursuant to the NSPA, upon the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our common stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the secured promissory note net of Scopia’s costs. Each Series S Warrant is exercisable immediately for one share of common stock and will remain exercisable until June 30, 2032. The exercise price (which is $0.01) and number of shares of common stock issuable upon exercise of the Series S Warrants are subject to adjustment in the event of stock dividends, stock splits, pro rata distributions or similar events affecting the common stock. The Series S Warrants may also be exercised, in whole or in part, on a cashless basis. Any Series S Warrants outstanding on the expiration date of the warrants shall be automatically exercised via cashless exercise.

Series A Warrants

Each Series A Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The exercise price (which was initially $8.00 per share, and was subsequently adjusted to $6.65 per share) of the Series A Warrants is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of common stock or common stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase. Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after February 4, 2017, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four Series X Redeemable Warrants.

Series A-1 Warrants

Each Series A-1 Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The exercise price (which is $6.67) and number of shares of common stock issuable upon exercise of the Series A-1 Warrants are subject to adjustment in the event of stock dividends, stock splits or similar events affecting the common stock. Holders may exercise Series A-1 Warrants by paying the exercise price in cash or, if at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Series A-1 Warrants, then each Series A-1 Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A-1 Warrant can be exchanged through April 30, 2024 for four Series X Redeemable Warrants.

Series X Redeemable Warrants

Each Series X Redeemable Warrant will be exercisable for one share of common stock at an exercise price of $6.00 per share, subject to adjustment, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Redeemable Warrants have no anti-dilution protection.

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Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Series X Redeemable Warrants, then each Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the common stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

Each Series X Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X Redeemable Warrant (subject to adjustment as set forth in this prospectus) is greater than the volume weighted average price per share of common stock as of April 30, 2024.

We provide certain rights to a holder if we fail to deliver the shares of common stock underlying the Series X Redeemable Warrants by the third trading day after the date on which the holder of such warrant delivers a notice of exercise and the original warrant to us. If we fail to meet this deadline, then we must pay the holder for each trading day that elapses until the shares are delivered or until the holder rescinds the exercise of the Series X Redeemable Warrant a cash penalty between $10 and $20 for each $1,000 of shares subject to such exercise. Additionally, if we fail to deliver the shares to a holder by the prescribed date and the holder is required by its brokerage firm to purchase, or the holder’s brokerage firm purchases, shares of common stock to satisfy a prior sale of the shares by the holder, then we will (i) pay the amount lost by having to cover the sale and (ii) at the holder’s option (x) reissue the Series X Redeemable Warrant in an amount equal to the number of shares exercised by the holder thereby rescinding the prior exercise or (y) deliver shares of common stock to the holder that would have been issued if we had timely delivered the shares of common stock to the holder by the prescribed delivery date.

In the event of a stock dividend or stock split, the number of shares of common stock issuable on exercise of the Series X Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of common stock after a Series X Redeemable Warrant is issued, then the holder of a Series X Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of common stock they would be entitled to if they had exercised their Series X Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X Redeemable Warrants), then upon the subsequent exercise of a Series X Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of common stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of common stock for which the Series X Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

The Series X Redeemable Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will require the written consent of us and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of common stock issuable upon exercise of such Series X Redeemable Warrants in order to amend the terms of the Series X Redeemable Warrants. Under the terms of the warrant agreement, we will agree to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Series X Redeemable Warrants until the expiration of the Series X Redeemable Warrants.

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IPO Warrants

Each IPO Warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each IPO Warrant is currently exercisable and will expire on January 29, 2022 at 5:00 p.m., New York City time, or earlier upon redemption. However, no IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the IPO Warrants is not effective when the IPO Warrants become exercisable, IPO Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis in the same manner as if we called the IPO Warrants for redemption and required all holders to exercise their IPO Warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and our founders (HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC, affiliates of certain of our officers and directors), the 8,083,049 IPO Warrants originally issued to our founders prior to our IPO shall be exercisable on a “cashless” basis in their hands.

We may redeem the outstanding IPO Warrants (other than those outstanding prior to our IPO held by our management, founders and members thereof, but including IPO Warrants originally issued to other investors prior to our IPO), at our option, in whole or in part, at a price of $0.01 per IPO Warrant:

●	at any time while the IPO Warrants are exercisable;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the volume weighted average price of our common stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such IPO Warrants.

The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such IPO Warrant.

If we call the IPO Warrants for redemption as described above, we will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants. Whether we will exercise our option to require all holders to exercise their IPO Warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the IPO Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

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The IPO Warrants have been issued in registered form under a Warrant Agreement, or the “IPO Warrant Agreement,” between Continental Stock Transfer & Trust Company, or the “IPO Warrant Agent,” and us. The IPO Warrant Agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding IPO Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the IPO Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the IPO Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The IPO Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their IPO Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no IPO Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such IPO Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the IPO Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the IPO Warrants. Under the terms of the Warrant Agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the IPO Warrants until the expiration of the IPO Warrants.

No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the IPO Warrant holder.

Unit Purchase Options

On April 28, 2016, we issued the UPOs to the selling agents in our IPO. The UPOs provide for the purchase of 53,000 units at an exercise price of $5.50 per unit. Each unit covered by the UPOs is identical to the units sold in our IPO and consists of one share of common stock and one IPO Warrant.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Listing

Our common stock and IPO Warrants are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW”, respectively. As of the date of this prospectus, no other class of capital stock that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for our IPO Warrants is Continental Stock Transfer & Trust Company. The warrant agent for any class of warrants, if any, will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

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●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

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The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

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Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

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●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the NASDAQ Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and its partners beneficially hold 10,000 shares of our common stock and warrants to purchase an additional 107,554 shares of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017, as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017 and for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017;

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017, April 4, 2017, April 11, 2017, July 6, 2017 and August 8, 2017;

●	our proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our registration statement on Form 8-A filed on January 28, 2016, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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$50,000,000

PAVmed Inc.

Senior Secured Convertible Notes

Prospectus Supplement

March 31, 2022

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.